SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549




                                     FORM 8-K





                                  CURRENT REPORT
                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)    December 4, 1996

                      Illinois Central Railroad Company
                Exact name of Registrant as specified in its charter




           Delaware               1-7092                36-2728842
(State or other jurisdiction (Commission         (IRS Employer
   of incorporation            File Number)          Identification No.)





455 North Cityfront Plaza Drive, Chicago, Illinois      60611-5504
(Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code (312) 755-7500



Item 5.  Other Events

The Company and the United Transportation Union (UTU) have agreed to present a contract agreement proposal to the Company's employees represented by the UTU. The employees will vote to select one of three options. The first option would require the Company to make a one-time payment of $60,000 to each trainman in exchange for the elimination of Annual Productivity Fund payments. The second option is for an agreement similar to that reached by the UTU and other railroad companies. The third option would commit the Company and the UTU to binding arbitration.

The costs associated with option one are the only costs which are presently determinable. If option one is selected, the preliminary estimates indicate that a special pre-tax charge of approximately
$10 million would be recorded. A pre-tax cash payment of approximately $40 million would be required in 1997.

The UTU expects to announce which option has been selected by its members during January 1997.



                                  SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.






                          ILLINOIS CENTRAL RAILROAD COMPANY




                          /s/DALE W. PHILLIPS
                          Dale W. Phillips
                          Vice President & Chief Financial Officer








Date: December 4, 1996